Exhibit 99(a)(1)(D)

AAA Shareholder or LTI Plan Participant Tender Participation Guide

Introduction

Dear Madam / Sir,

As a holder of ordinary shares, stock options warrants of Advanced Accelerator Applications S.A. (“AAA”), you have received a communication package, both by email and/or registered mail, regarding the cash tender offer by Novartis Groupe France S.A., a société anonyme organized under the laws of France (“Purchaser”) and a direct and indirect wholly-owned subsidiary of Novartis AG, a company organized under the laws of Switzerland (“Novartis”), to acquire all the outstanding ordinary shares, nominal value €0.10 per share (each, an “Ordinary Share” and, collectively, the “Ordinary Shares”), including Ordinary Shares represented by American Depositary Shares (each of which represents two Ordinary Shares) (each, an “ADS” and, collectively, the “ADSs”) of AAA for U.S. $41.00 per Ordinary Share and U.S. $82.00 per ADS (each such amount, the “Offer Price”), in each case, payable net to the seller in cash, without interest, less any withholding taxes that may be applicable (together with the Ordinary Share Acceptance Form, the ADS Letter of Transmittal and other related materials, as each may be amended or supplemented from time to time, the “Offer”).

The Offer commenced on December 7, 2017 and will expire at 12:00 midnight, New York City time, on January 19, 2018 (which is the end of the day on January 19, 2018), unless extended in accordance with the terms of the Offer (the latest time and date at which the Offer will expire, the “Expiration Date”). The closing of the Offer is subject to the satisfaction or waiver of various conditions precedent. In the event of the successful closing of the Offer, a subsequent offer period, the dates of which are to be fixed and will be communicated through a press release issued by Purchaser after the expiration of the Offer, will be commenced (the “Subsequent Offer”).

Terms and conditions of the Offer are described in the “Offer to Purchase” document that has been sent to you and that you are encouraged to read.

AAA and Novartis have appointed us, Banque Transatlantique S.A., to assist through the entire process of tendering Ordinary Shares into the Offer, including when these Ordinary Shares result from exercise of stock options or warrants, as the case may be.

Our mission is to:

•                  To collect your instructions should you want to participate in the Offer

•                  Tender your Ordinary Shares into the Offer (including when these Ordinary Shares result from exercise of your stock options or warrants, as the case may be)

•                  Collect the payment amount for the Offer

•                  Deduct amounts of any tax and/or social charges subject to mandatory withholdings

•                  Credit you with the net proceed amount

•                  Offer you assistance throughout the entire process

Please note that in order to process your instructions we will need to open in your name, in our books, a securities account (to collect your Ordinary Shares) as well as a US Dollar cash account (to settle the transaction and credit the amount of the Offer Price). In this process, for compliance reasons, we will also need to collect from you copies of 2 different identity documents and a proof of address (see below “What documents do I need to participate in the Offer?”).

You will find all operational details in this “AAA Shareholder or LTI Plan Participant Tender Participation Guide”.

Stockplan Department Team

Banque Transatlantique S.A.

26 avenue Franklin D Roosevelt

75372 Paris Cedex 08

France

What documents do I need to participate in the Offer?

1.              If you are an “Ordinary Share(s) holder”

•                  The acceptance document named “Ordinary Share Acceptance Form”, completed and signed by you

•                  If you hold your shares with BNP Paribas Securities Services, your Ordinary Shares held at BNP Paribas Securities Services will automatically be transferred to your share account at Banque Transatlantique S.A. concurrently with the aforementioned Ordinary Share Acceptance Form.

•                  If your Ordinary Shares are not held at BNP Paribas Securities Services, you must contact your bank, broker or other securities intermediary and irrevocably instruct it to transfer your Ordinary Shares to your share account at Banque Transatlantique S.A.

2.              If you are a “stock-option holder”

•                  The acceptance document named “Cashless Exercise and Tender Notice” (Annex 1 of the “Notification of your right to exercise your stock options” document), completed and signed by you, if you wish to participate in the Offer through the cashless exercise facility set out therein; it being specified that this acceptance document must be received by Banque Transatlantique S.A. before the closing date of the Offer

or

•                  The acceptance documents which comprise the “Exercise Notice of the Stock Options” and the “Ordinary Share Acceptance Form” (both provided in Annex 2 of the “Notification of your right to exercise your stock options” document), completed and signed by you, if you wish to participate in the Offer without using the cashless exercise facility set out therein, which provides that you will need to pay the exercise price (through wire transfer) for your stock options to your Banque Transatlantique S.A. account (which exercise price will be remitted by Banque Transatlantique S.A. to AAA).

•                  In such case, you will be required to transfer the funds corresponding to the exercise price of your stock options (through wire transfer) to the account opened in your name into the books of Banque Transatlantique S.A. (Banking account details appearing on Banque Transatlantique S.A.’s website for the LTI participants www.transatplan.com) before the expiration of the Offer (or before the expiration of the Subsequent Offer, as the case may be; please refer to the “Notification of your right to exercise your stock options” document)

3.              If you are a “Warrant holder”

•                  The acceptance document named “Cashless Exercise and Tender Notice” (Annex 1 of the “Exercise of your warrants” notification), completed and signed by you, if you wish to participate in the Offer through the cashless exercise facility set out therein; it being specified that this acceptance document  must be received by Banque Transatlantique S.A. before the expiration of the Offer

or

•                  The acceptance documents which comprise the “Exercise Notice of the Warrants” and the “Ordinary Share Acceptance Form” (both provided in Annex 2 of the “Exercise your warrants” notification), completed and signed by you, if you wish to participate in the Offer without using the cashless exercise facility set out therein, which provides that you will need to pay the exercise price (through wire transfer) for your warrants to your Banque Transatlantique S.A. account (which exercise price will be remitted by Banque Transatlantique S.A. to AAA).

•                  In such case, you will be required to transfer the funds corresponding to the exercise price of your warrants (through wire transfer) to the account opened in your name into the books of Banque Transatlantique S.A. (Banking account details appearing on the Banque Transatlantique SA’s website for the LTI participants www.transatplan.com) before the expiration of the Offer (or before the expiration of the Subsequent Offer, as the case may be; please refer to the “Exercise your warrants” notification)

4.              AND, in all cases (irrespective of whether you are an Ordinary Share holder, a stock-option holder or a warrant holder)

•                  Copy of two different ID documents (for example Passport and a Driver’s License)

•                  A document serving as proof of your address (any bill for electricity, internet provider or other utility which is less than 3 months old and which displays your name and current address)

•                  A W9 form if you are a “US Person” (that you have received together with the communication package), completed and signed by you

•                  Your access codes to Banque Transatlantique S.A.’s website www.transatplan.com

•                  Your “identifier” (login) appears on the a “Offer acceptance forms or Cashless Exercise and Tender Notice” you have received by Email

•                  Your “password” appears on the “Offer acceptance forms or Cashless Exercise and Tender Notice” you have received by registered mail (DHL)

•                  If you choose to use the “paper” process (see below “How do I participate in the Offer?”), the Banque Transatlantique S.A. account opening form (that you have received together with the communication package), completed and signed by you

Please note that if more than one category of shares applies to you (for example “Ordinary Shares” and “stock options”), you will need to use separate forms prepared for each instrument.

How do I participate in the Offer?

You have two ways to participate in the Offer: the online process or the “paper” process. We recommend you to use the online process as being the fastest, safest and easiest process.

1.              Participate in the Offer through the Online process

•                  Using your access codes as described previously, simply connect to www.transatplan.com

•                  For security reasons the system will immediately ask you to change your password

•                  The system will propose to “activate” your Banque Transatlantique account, and guide you through each steps

•                  Entering personal information

•                  Printing Banque Transatlantique’s account opening form

•                  Uploading your signed Banque Transatlantique’s account opening form, your ID documents (2 different ID documents), a document serving as proof of your address (any bill for electricity, internet provider or other utility which is less than 3 months old and which displays your name and current address), and the W9 form if you are a US person (that you have received together with the communication package), completed and signed by you

•                  Your signed “Acceptance document(s)” must be uploaded in the “other documents” section

•                  Once your “activation process” is completed, our teams will review all your documents and send you an email confirmation (within 2 business days).

•                  Through your web access, you will be able to communicate with us and follow the Offer process.

•                  In the “Documents” section, you will find a “wire instruction form” that you can use to give us instructions in order to transfer the net proceeds of the Offer to your personal bank account.

2.              Participate in the Offer through the “paper” process

•                  You will need to send us through “registered mail” the following documents

•                  The “Acceptance document(s)”, completed and signed by you

•                  The Banque Transatlantique’s account opening form (that you have received together with the communication package), completed and signed by you

•                  Copy of your ID documents (2 different ID documents)

•                  A document serving as proof of your address (any bill for electricity, internet provider or other utility which is less than 3 months old and which displays your name and current address)

•                  A W9 form if you are a US person (that you have received together with the communication package), completed and signed by you

•                  A “wire instruction form” (that you have received together with the communication package), completed and signed by you, that you can use to give us instructions to transfer the net proceeds of the Offer to your personal bank account

To

Banque Transatlantique S.A.

Stockplan Department

26 avenue Franklin D Roosevelt

75372 Paris Cedex 08

France

•                  Once those documents are received, our teams will review and send you an email confirmation.

In order to be valid, your instructions must be complete (as described above) and received by Banque Transatlantique S.A. before the expiration of the Offer. The Offer may be extended and there will be also a Subsequent Offer.  Dates for the Subsequent Offer will be announced via a press release issued by Purchaser. Please note that the cashless exercise facility is available during the Offer only (not the Subsequent Offer).

Regardless of the process you have chosen (Online or paper) you must receive a Banque Transatlantique S.A. email confirmation that validates your participation. If you haven’t received an email it means that your instructions have not been validated or received by Banque Transatlantique S.A., you should therefore contact us.

Where can I find assistance?

For any assistance in French or in English, do not hesitate to contact us by email or phone:

Stockplan Department Team

Banque Transatlantique S.A.

26 av. Franklin D Roosevelt

75372 Paris Cedex 08

France

adacap@banquetransatlantique.com

Phone: + 33 1 56 88 72 02 (Monday to Friday from 8:30 am to 6:30 pm (GMT+1))

Should you need assistance in another language, you can also contact the following persons with AAA:

Heinz Mäusli

Chief Financial Officer

Phone: +41 22 519 0690

Mobile: +41 79 460 07 90

heinz.mausli@adacap.com

Edward A. Sturchio

Global General Counsel

Phone: +1-212-235-2380

edward.sturchio@adacap.com

Questions and answers

See the section “Summary Term Sheet — Questions and Answers” of the Offer to Purchase for more questions and answers regarding the Offer.

1.              Where do I find my access codes?

•                  As indicated, you will receive your access codes to the website www.transatplan.com through two channels:

•                  Your “identifier” (login) appears on the “Offer acceptance forms” you have received by email

•                  Your “password” appears on the “Offer acceptance forms” you have received by registered mail (DHL)

•                  If no email is registered for you in our systems, you will receive both identifier and password in two separate registered mails.

•                  In case you haven’t received access codes by December 15, 2017 you can contact us by phone (above contact details) or use the paper process.

2.              What kind of withholdings would Banque Transatlantique S.A. apply?

•                  Withholdings only concern Ordinary Shares that result from grants of equity-based awards, i.e., free shares or stock option.

•                  If you participate in the Offer using the cashless exercise facility described under 6. above (as we recommend that you do), Banque Transatlantique S.A. will automatically withhold from the proceeds the amount of the exercise price of your stock options or warrants.

•                  In addition, depending on your tax residence country and/or your international mobility during the vesting period, tax and /or social security charges withholdings might also apply. In such case Banque Transatlantique S.A. will automatically withhold the necessary amounts. The amounts of tax and/or social security charges to be withheld are determined by your employer (AAA or its concerned subsidiary). Should you have any question regarding the amount that might have been applied to your transaction, please contact the AAA contact persons indicated above.

•                  Last, Banque Transatlantique S.A. will charge you 5 US$ cents per share to proceed with the exercise of your stock options and warrants and tender the underlying Ordinary Shares into the Offer. This fee applies irrespective of whether you use the cashless exercise facility described above or do not opt for cashless facility.

3.              How can I transfer the Offer proceeds to my personal account?

•                  Please note that the net proceeds of the Offer will be paid in USD.

•                  As described previously, with your Offer participation documents, you have received a “wire instruction form” that you can use in order to request the transfer of your net proceeds to your personal bank account.

•                  When instructing us to transfer the net proceeds, you will need to select in which currency you wish to transfer the funds: USD, Euro, or another currency.

•                  If you choose to transfer your proceeds in Euros, Banque Transatlantique S.A. will exchange your USD to Euro on the day of the transfer

•                  If you choose to transfer your proceeds in another currency than USD or Euro, Banque Transatlantique S.A. will make two exchange operations: one from USD to Euro, and another one from Euro to the other currency on the day of the transfer.

•                  Please note that in each case the exchange rates used by Banque Transatlantique S.A. are those applied to its Private Banking clients. They might be different (higher or lower) than what other banks might charge.

4.              What information will Banque Transatlantique S.A. send me?

•                  The first information that Banque Transatlantique S.A. would send you is the confirmation of your participation in the Offer. If you have not received this confirmation, it means that your instructions have not been taken in consideration. In such case you should contact us as soon as possible and before the expiration of the Offer.

•                  After the settlement of the Offer, you will receive a recap statement of the operation, indicating: gross proceeds of the amount paid, the amounts withheld, and the split between the amount of the acquisition gain and capital gain, where applicable.

5.              Will I be charged any fees for my participation in the Offer?

•                  If you are a holder of Ordinary Shares, no fees will charged to you for your participation in the Offer.

•                  If you are a holder of stock options or warrants, Banque Transatlantique S.A. will charge you 5 US$ cents per tendered share that result from the exercise of your stock options and warrants. This fee applies irrespective of whether you use the cashless exercise facility described above or do not opt for such cashless facility.

•                  No transfer fees will be charged on transfer of the proceeds of the Offer to your personal bank account.